EX-35.4
(logo) WELLS FARGO

Corporate Trust Services
MAC R1204-010
9062 Old Annapolis Road
Columbia, MD 21045

Tel: 410 884 2000
Fax: 410 715 2380


J.P. Morgan Chase Commercial Mortgage Securities Corp.
383 Madison Avenue
31st Floor
New York, New York 10179


RE: Annual Statement as to Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, N.A. ("Wells Fargo"), hereby certifies as follows for the calendar year 2012:

(a) a review of Wells Fargo's activities as assigned and agreed to under the servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

(b) to the best of my knowledge, based on such review Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period, except as noted in Schedule B.


March 15, 2013

/s/ Julie Eichler
JULIE EICHLER
Vice President


Wells Fargo Bank, N.A.

(logo) Together we'll go far


(page)


(logo) WELLS FARGO

Corporate Trust Services
MAC R1204-010
9062 Old Annapolis Road
Columbia, MD 21045

Tel: 410 884 2000
Fax: 410 715 2380


To: J.P. Morgan Chase Commercial Mortgage Securities Corp.

Schedule A

List of Servicing Agreement(s) and Series

Pooling and Servicing Agreement for JP Morgan Chase Commercial Mortgage Securities Trust 2011-C5,Commercial Mortgage Pass-Through Certificates, Series 2011-, Wells Fargo Bank, N.A. as Paying Agent and Trustee, as applicable.


Wells Fargo Bank, N.A.


(page)


(logo) WELLS FARGO

Corporate Trust Services
MAC R1204-010
9062 Old Annapolis Road
Columbia, MD 21045

Tel: 410 884 2000
Fax: 410 715 2380


To: J.P. Morgan Chase Commercial Mortgage Securities Corp.

Schedule A

List of Servicing Agreement(s) and Series

Pooling and Servicing Agreement for JP Morgan Chase Commercial Mortgage Securities Trust 2012-C6 Commercial Mortgage Pass-Through Certificates, Series 2012-, Wells Fargo Bank, N.A. as Certificate Administrator, as applicable.


Wells Fargo Bank, N.A.


(page)


(logo) WELLS FARGO

Corporate Trust Services
MAC R1204-010
9062 Old Annapolis Road
Columbia, MD 21045

Tel: 410 884 2000
Fax: 410 715 2380


To: J.P. Morgan Chase Commercial Mortgage Securities Corp.

Schedule A

List of Servicing Agreement(s) and Series

Pooling and Servicing Agreement for J.P. Morgan Chase Commercial Mortgage Securities Corp. Commercial Mortgage PassThrough Certificates Series 2012-LC9, Wells Fargo Bank, N.A. as Certificate Administrator, Custodian, and Trustee, as applicable.

Pooling and Servicing Agreement for JP Morgan Chase Commercial Mortgage Securities Trust 2012-C8,Commercial Mortgage Pass-Through Certificates, Series 2012-, Wells Fargo Bank, N.A. as Certificate Administrator, Custodian, and Trustee, as applicable.


Wells Fargo Bank, N.A.


(page)


(logo) WELLS FARGO

Corporate Trust Services
MAC R1204-010
9062 Old Annapolis Road
Columbia, MD 21045

Tel: 410 884 2000
Fax: 410 715 2380


To: J.P. Morgan Chase Commercial Mortgage Securities Corp.

Schedule A

List of Servicing Agreement(s) and Series

Pooling and Servicing Agreement for J.P. Morgan Chase Commercial Mortgage Securties Trust 2012-CIBX Commericial Mortgage Pass-Through Certificates, Series , Wells Fargo Bank, N.A. as Certificate Administrator and Custodian, as applicable.


Wells Fargo Bank, N.A.


(page)


(logo) WELLS FARGO

Corporate Trust Services
MAC R1204-010
9062 Old Annapolis Road
Columbia, MD 21045

Tel: 410 884 2000
Fax: 410 715 2380


To: J.P. Morgan Chase Commercial Mortgage Securities Corp.

Schedule B

Material Instances of Non-Compliance

No instances to report


Wells Fargo Bank, N.A.